SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2003

American Management Systems, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-9233	54-0856778

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4050 Legato Road Fairfax, Virginia	22033 (Zip Code)

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (703) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.      OTHER EVENTS AND REGULATION FD DISCLOSURE

     On July 15, 2003, the Registrant announced that it signed a definitive agreement to purchase the equity of privately-owned R.M. Vredenburg & Co., a leading provider of professional and technical services to the Department of Defense and U.S. Intelligence communities, for approximately $42 million in cash. The agreement also includes the assumption of approximately $2.7 million in debt, up to $4 million in performance-based earnout payments, and management retention agreements of up to $4.3 million. The purchase price will be finalized as of the closing date of the transaction and is subject to potential adjustment. The transaction is subject to customary closing conditions and legal requirements and is expected to close within the next 30 days. A copy of the Stock Purchase Agreement and Optionee Agreement for the transaction is attached hereto as Exhibits 99.2 and 99.3, respectively.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits.

99.1	Press Release dated July 17, 2003 with respect to the Registrant’s financial results for the second quarter ended June 30, 2003. This exhibit is being furnished pursuant to Item 12 of this Form 8-K.

99.2	Stock Purchase Agreement, dated July 15, 2003, by and among American Management Systems, Incorporated, R.M. Vredenburg & Co. and the stockholders of R.M. Vredenburg & Co.

99.3	Optionee Agreement, dated July 15, 2003, by and among American Management Systems, Incorporated, R.M. Vredenburg & Co. and the optionees of R.M. Vredenburg & Co.

ITEM 12.      DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On July 17, 2003, the Registrant announced financial results for the second quarter ended June 30, 2003. A copy of the press release announcing the results is attached hereto as Exhibit 99.1. The press release attached as Exhibit 99.1 is being furnished and shall not be deemed filed.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

By:	/s/ John S. Brittain, Jr.

John S. Brittain, Jr. Executive Vice President, Chief Financial Officer and Treasurer

Date: July 17, 2003